EXHIBIT 99.2

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Operator:

Thank you. Ladies and gentlemen, thank you for standing by. Welcome to the Dycom recent acquisition conference call. As a reminder, this conference is being recorded. I would now like to turn the conference over to our President and Chief Executive Officer, Steven Nielsen. Go ahead, please.

Steven Nielsen:

Thank you. Good morning, everyone. I would like to thank you for attending our acquisition review conference call. With me we have in attendance Richard Dunn, our Chief Financial Officer, and Rick Vilsoet, our General Counsel. Now I will turn the call over to Rick Vilsoet. Rick?

Rick Vilsoet:

Thank you, Steve. Statements made in the course of this conference call that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings including but not limited to the Company’s annual report on Form 10-K for the year ended July 30, 2005 and the Company’s quarterly report on Form 10-Q for the quarter ended October 29, 2005. The Company does not undertake to update forward-looking information. Steve?

Steven Nielsen:

Thanks, Rick. On December 19th we announced the closing of the acquisition of Prince Telecom Holdings whereby Prince Telecom became a wholly-owned subsidiary of Dycom. The purpose of this call is to provide additional information regarding this acquisition. In addition, on December 12, we announced an agreement to purchase certain assets and a number of contracts from Orius Corporation. In order to implement this purchase, which is subject to a number of conditions, Orius and certain of its subsidiaries have filed cases under Chapter 11 of the bankruptcy code. Motions will be filed with the bankruptcy court to establish sale procedures which contemplate an auction process. Consequently we will not provide comments regarding Orius at this time. Prince is headquartered in New Castle, Delaware and installs and maintains customer premise equipment for cable television multiple system operators throughout the country. It is generally viewed as one of the largest such firms in the United States. The acquisition of Prince has enhanced our scale and growth opportunities, broadens the range of services we provide cable operators, facilitates our participation and the deployment of new residential technologies, provided significant customer diversification and expanded our geographic footprint. We expect the acquisition to yield synergies and present margin expansion opportunities. Prince currently has over 1,500 employees producing a substantial majority of its revenues with in-house personnel. It will generate approximately $95 million in revenues for calendar year 2005. It significantly increases our participation in our customer’s routine and reoccurring expenditures and positions Dycom to continue to benefit from the accelerating convergence of the cable and telephone industries and the residential opportunities that convergence will create. Prince’s leading customers include Comcast, Charter, Cablevision and Time Warner. It has a strong geographic presence in the Northeast, Southeast and Northwest with smaller operations in the mid Atlantic, Midwest and California. Its footprint matches nicely with our existing cable construction operations, and we anticipate some opportunities to develop joint service offerings to customers evaluating a single source for inside and outside planned services. After initial integration expenses, we expect cash flow margins from operating activities which will equal or exceed current Dycom cash flow margins, although we expect those margins will be seasonably stronger from May through November each year. We anticipate that the acquisition will be accretive no later than our April quarter. Our purchase multiple for Prince was attractive and well within our historical parameters as measured by a multiple of enterprise value to first-year cash flow. Finally, our acquisition has been well-received by our joint customers and employees. Now we will open the call for questions.

Operator:

Lorraine Maikis, Merrill Lynch.

Lorraine Maikis:

You had mentioned the acquisition would be accretive in the April quarter. Can you just talk about some of the initial costs you expect during this current quarter and how that will run through your P&L?

Steven Nielsen:

Well, any expenses we have will run through the P&L. We have not historically taken charges and don’t anticipate any here. We may have some breakage fees as we integrate their insurance plans into ours, and that is the primary expense. There will also be some travel expenses and other kind of just initial setup expenses that we have on any integration.

Lorraine Maikis:

Okay. So do you expect to still hit your EPS guidance for the January quarter?

Steven Nielsen:

Well, what we have said is that obviously revenue will be up because of the acquisition of Prince, and we don’t think it will be significant one way or another during the quarter.

Lorraine Maikis:

Okay. So revenue will probably be a bit higher and earnings will probably be in line with your initial forecasts?

Steven Nielsen:

We have not — we’re not updating guidance, but I think based on our comments you could get there.

Lorraine Maikis:

Okay. And then funding for the transaction?

Steven Nielsen:

Yes, we essentially used cash on hand and our availability on the revolver. And, Dick, what do we have for current availability in cash for liquidity?

Dick Dunn:

With liquidity right now we’re at about $150 million.

Steven Nielsen:

So we have got plenty of liquidity.

Lorraine Maikis:

And can you just talk about — I know you have a similar business already — can you just talk about the benefits of buying an established Company versus trying to expand organically?

Steven Nielsen:

Well, Prince has a long history of working with its customers in specific geographies, and as always for us, if the price is right, it makes sense to acquire those types of operations and relationships. And while we provide fulfillment services for other customers, they have never been of the same magnitude that Prince is provided. So we think it was just a good opportunity to scale up in a very attractive way economically and also to broaden relationships with customers that primarily we have focused our activities on the construction side.

Operator:

John Rogers, D.A. Davidson.

John Rogers:

Steve, could you talk a little bit about their revenue growth or trends over the last couple of years and if they have been affected by the downturn in cable spending? You mentioned the $90 million, but could you put that in context of kind of which direction it has been going?

Steven Nielsen:

Yes, I think John that they experienced some decline in revenues in kind of the ‘01, ‘02, ‘03 period, but they have been growing ever sense. And they have had a good 2005 and we think that that will continue.

John Rogers:

And are the contracts that they have or agreements with Comcast, Charter and others, similar to yours for a work authorization, or is anything different there?

Steven Nielsen:

No, the contracts are very similar. They are unit priced. They are generally for a specific period of time in a given geographic area, and so from a contractual standpoint, they are very similar.

John Rogers:

And you noted the higher cash margins in this business. Is there anything in the operating margins that is different?

Steven Nielsen:

Well, I mean I think we talked about cash flow margins being equal or a little better. We think and we are doing that because obviously we are going to create some amortizing intangibles as part of the purchase, and we are also going to have some interest expense. And so that is why we talked about those margins, John. I think the only difference to operating would be these amortizing intangibles that arise out of FAS 141.

John Rogers:

Okay. That is what I just wanted to double check on. And then lastly, in-home services, is their mix a lot different than yours?

Steven Nielsen:

I mean, you know, they are predominantly an in-home services provider, although they do do some other things for their customers. And in our business, that is probably not quite half the size of what Prince’s current business is. So it is definitely something we do, but we are going to do a lot more of now that we have acquired Prince.

John Rogers:

And then the last is, how will their services be branded? Are they branded as Dycom, as Prince or as the cable provider?

Steven Nielsen:

They are branded as Prince, although in certain markets they may also be branded as an authorized agent of the cable operator. It really depends kind of market by market. They will not be branded as Dycom, which is, you know, our traditional practice.

John Rogers:

Right, okay. And where you have overlap then, will you try and integrate those?

Steven Nielsen:

You know, the overlap or the fit with our geographic territory is really between their inside operations and our outside plant operations. And I think there have already been some opportunities in this short period of time to where customers that we have been able to service leads from one side for the other, and we may be able to have some facility sharing over time. But we have not talked about at least initially putting operations together. It is a growing business, and we want them to focus on what they are doing right now.

John Rogers:

Great. Thank you. Congratulations.

Operator:

Alex Rygiel, Friedman Billings Ramsey.

Alex Rygiel:

A couple of quick question, Steve. First, with regards to your comment about cash flow margins similar to Dycom’s, are you implying that EBITDA margins are similar to Dycom’s?

Steven Nielsen:

Yes, that is what we are talking about, Alex.

Alex Rygiel:

Okay. So if we were to assume that EBITDA margins were about 12%, that would suggest that you paid a little bit less than six times EV to EBITDA? Does that sound fair?

Steven Nielsen:

You know, we always evaluate acquisitions on a forward basis and with the growth that we have, we actually think that we are really historically below the midpoint of our 4x to 6x EV to EBITDA range.

Alex Rygiel:

Fair enough. When you look out into 2006, what type of revenue growth rate do you think Prince will be able to show? Will it be greater, similar or less than what Dycom’s core business would have shown?

Steven Nielsen:

They are currently ending the year at a growth rate that is not going to be in excess of their annual revenues. So we would anticipate that they would be able to grow in kind of the low teens and hopefully better. You know, they had been in a situation where the private equity owner — a good owner, but they had not been in an investing posture, and so we think there may be some opportunities to expand that growth. But right now that is what we see as kind of a reasonable year-over-year growth.

Alex Rygiel:

You mentioned the top four customers. Could you give us a little bit more detail and maybe provide us with the percent of total revenue?

Steven Nielsen:

Yes and I’m doing this off the top of my head. We gave them in descending order, so Comcast is their largest customer followed by Charter, Cablevision and Time Warner. Comcast was approaching a little less than half of their revenue with the others splitting another 35%, 40%.

Alex Rygiel:

And one more question. Did you need — actually two more questions — did you need any of these customers approval to complete this transaction?

Steven Nielsen:

Yes. They are — as is routine in these types of acquisitions, some of the customers will have change of control provisions as part of their contract with the folks we acquire. I’ve run into this many times, and so we were able to secure all the consents required.

Alex Rygiel:

And it is my understanding that a number of these major cable MSOs are looking to significantly consolidate the number of fulfillment vendors? They are currently using both — started that process in ‘05 and will continue and accelerate that process in 2006. Of these four, which is likely to be the most aggressive?

Steven Nielsen:

You know, I think they are all looking at the business from a perspective that given the rollout of Voice Over IP and the increased competition for the consumer, that they would like to deal with larger vendors and have a more consistent level of service or the country. I think all of them are focused on that. You know, clearly in the case of Cablevision, that is a pretty concentrated geography. I think that is less of an issue for them than it is for the other three.

Operator:

Tom Wilson, Wilson Capital Management.

Tom Wilson:

I have two quick questions, please. The first one is, my question has been that you want to stay outside the home before. What has changed in your outlook that you are now focusing on in-home services as well?

Steven Nielsen:

Well, we have always had an element of our business that provided in-home services both in the cable industry and the satellite industry. That has not been a big piece of our business, but it has been there for a long period of time. We think that with the focus by the MSOs on consolidating their vendor base that that creates some scale opportunities. We always like businesses that are getting larger and experiencing or have some opportunities to grow market share. I think the other thing is that clearly we are having a converging of the cable and telephone industries, and that is certainly on the customer equipment side creating some opportunities for new deployments. If you think about what is required in terms of truck rolls for Voice Over IP and other services and the shift from analog to digital and what that requires, we just thought this was a good growth opportunity, a good time to expand something that we have been involved in for quite a long period of time.

Tom Wilson:

Is this also — trying to make a leap to Verizon — what kind of footprint do they have in terms of Verizon trying to roll out their services? I mean this geographic footprint similar to where Verizon has passed the (inaudible) and hooked them up yet?

Steven Nielsen:

Well, Verizon has launched video services in several markets, but they have tended to do that with their own employees. So we are really focused here with Prince and on our inside services with cable operators.

Operator:

Alan Notronie, Sylvan Lake Asset Management.

Alan Notronie:

Can you give us a little bit of the background of the acquisition, how long have you been talking to Prince, and was this a competitive bidding situation?

Steven Nielsen:

You know, we started discussions this fall, Alan, and they proceeded along a pretty typical timeline for us in terms of both the negotiation of the agreement and the diligence that was required for us to be satisfied to go forward.

Alan Notronie:

And was this before or after you executed the share buyback?

Steven Nielsen:

It was clearly after because it was not an issue while we were doing that.

Alan Notronie:

And just to ask a question on the Orius acquisition, is this an acquisition to gain access to equipment or access to certain customers? Can you just give us a little bit of background on that acquisition?

Steven Nielsen:

We’re really limited in what we can say, Alan, based on the fact that the bankruptcy court is involved with the execution of the sale. It is not a departure in terms of the types of equipment, assets or contracts that we will be acquiring from what we normally do. So it is really just an opportunity to broaden the business somewhat.

Operator:

Alex Rygiel.

Alex Rygiel:

Steve, when you think about accretion for a full 12-month period excluding synergies, does EPS accretion of about $0.07 to $0.09 on an annual basis sound reasonable?

Steven Nielsen:

I think it is a little bit high if you’re excluding what we think of as pretty routine synergies. So it is a little bit high, but you are on the high-end of the range.

Alex Rygiel:

And can you highlight or discuss what types of future capital needs this business will require?

Steven Nielsen:

Well, it is a business that in some ways is similar in the types of assets we have to acquire through our locating business. I mean they predominately use vans and pickup trucks, and one of the opportunities we see is to be able to aggregate their CapEx needs with our own and get better pricing. Not that we don’t get extremely competitive pricing right now, but we will be able to do better in Dycom and also be able to help them update their CapEx costs because we will certainly buy cheaper than they have been historically.

Alex Rygiel:

And can you give us a little sense as to how involved or extensive your due diligence on their fixed assets were and sort of discuss the quality of the assets, maybe the age of the assets?

Steven Nielsen:

It is a pretty normal profile in the age of the assets. We look at kind of four and five-year lives on assets, and just like us, we have got some that are older. But on average that is where it looks, and we have a pretty — when we do our cash flow model modeling of an acquisition, we always forecast in a pretty accurate number for CapEx.

Operator:

At this time, we have no further questions. Please continue.

Steven Nielsen:

Okay. I appreciate everybody joining us this week of the holidays, and we look forward to talking to you at the end of February on our next quarterly call. Thank you.

Operator:

Thank you. Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.